Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in the Registration Statement of First Community Capital Corporation on Form S-8 of our report dated February 28, 2002, appearing in the Annual Report on Form 10-KSB of First Community Capital Corporation for the year ended December 31, 2001.

/s/ Harper & Pearson Company

Houston, Texas
February 10, 2003